EXHIBIT 10.5(b)(vi)
FIFTH AMENDMENT TO TRUST AGREEMENT
BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY
AND
THE SCOTTS COMPANY
     THIS FIFTH AMENDMENT, dated as of the 20 day of December, 2000, by and between Fidelity Management Trust Company (the “Trustee”) and The Scotts Company (the “Sponsor”);
WITNESSETH:
     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated January 1, 1998 (and subsequently amended as of March 24, 1998), with regard to The Scotts Company Nonqualified Deferred Compensation Plan (the “Plan”); and
     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;
     NOW, THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:
1.	Adding the following at the end of Section 1(a):

This Trust also will serve as a source of funds to assist any Affiliate to meet its liabilities under the Plan. For purposes of the Plan, “Affiliate” means any entity that is under common control with the Sponsor within the meaning of Sections 414(b) and (c) of the Internal Revenue Code of 1986, as amended. Any property that is contributed to the Trust by the Sponsor (including Sponsor Stock) to meet any liability accrued by Plan participants who are employed by an Affiliate and which is not distributed during the term of this Trust to meet liabilities under the Plan will revert to the Sponsor when the Trust is liquidated as provided in Section 10.

2.	Adding the following new subsection to Section 13:
     (d) Any property (including Sponsor Stock) contributed to the Trust by an Affiliate or the Sponsor to meet any liability accrued by Plan participants who are employed by the Affiliate will be subject to the terms of this Section, which will be applied to this property as if the term “Affiliate or Sponsor or both” is substituted for the term “Sponsor” wherever it appears in Section 13(a) through (c).

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fifth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

THE SCOTTS COMPANY		FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ George A. Murphy	By:	/s/ Carolyn Redden
George A. Murphy, Vice President,
	Global Compensation and Benefits	Title:	Vice President

Date:	12/20/2000	Date:	5/16/01